Termination of the franchise agreement between Hippo Lace Ltd. and北京咖意浓餐飲有限公司 (Beijing Kenon Bistro Catering Limited)

THIS AGREEMENT is made and entered into this 31st May 2011, between Hippo Lace Limited (“Franchisor”), and 北京咖意浓餐飲有限公司 (Beijing Kenon Bistro Catering Limited), (“Franchisee”).

Franchisor and Franchisee agree to terminate the Franchise Agreement entered by both parties on April 1, 2010 with effect from May 31, 2011.

Franchisee agrees to pay Franchisor an early termination fee of RMB40,000 within 10 days after the effective date of the termination or on such other date as Franchisor consents to in writing.

Franchisee agrees to fulfill the requirements regarding termination and post termination as stipulated in the Franchise Agreement upon the effective date of termination.

All rights and obligations of the parties under the terms of the Franchise Agreement are hereby terminated as of May 31, 2011, and, except as specified herein, each party hereby waives and releases any and all claims it may have now or in the future arising out of, or in any way related to such Franchise Agreement.

FRANCHISOR:

HIPPO LACE LIMITED

/s/ Cheung Sing

CHEUNG SING

DATE:  May 31, 2011

FRANCHISEE:

北京咖意浓餐飲有限公司

(BEIJING KENON BISTRO CATERING LIMITED)

/s/ Gu Yao__________

GU YAO

DATE:  May 31, 2011